Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERNATIONAL COAL GROUP, INC.

ANNOUNCES EXERCISE OF OVER-ALLOTMENT OPTION

FOR AN ADDITIONAL $30 MILLION OF 9.00% CONVERTIBLE SENIOR NOTES DUE 2012

Scott Depot, West Virginia, August 28, 2007 – International Coal Group, Inc. (NYSE: ICO) announced today the closing of its private placement of an additional $30.0 million aggregate principal amount of 9.00% Convertible Senior Notes due 2012. These additional notes were issued by the Company in connection with the initial purchaser’s exercise in full of the over-allotment option that was granted in connection with the Company’s $195.0 million offering of 9.00% Convertible Senior Notes due 2012, which closed on July 31, 2007. Including the over-allotment notes, the offering totaled $225.0 million aggregate principal amount of convertible notes, resulting in net proceeds to the Company of approximately $217.1 million (after payment of the initial purchaser’s discounts and commissions, and estimated offering expenses).

The Company used a portion of the net proceeds of the initial offering to repay all amounts outstanding under its $25.0 million bridge loan and approximately $65.0 million outstanding under its senior credit facility. The remainder of the net proceeds, including the proceeds from the sale of the additional notes, will be used to fund future capital expenditures and for general corporate purposes.

The securities have not been and will not be registered under the Securities Act of 1933, as amended (the Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities.

General Information

ICG is a leading producer of coal in Northern and Central Appalachia and the Illinois Basin. The Company has 11 active mining complexes, of which 10 are located in Northern and Central Appalachia and one in Central Illinois. ICG’s mining operations and reserves are strategically located to serve utility, metallurgical and industrial customers throughout the Eastern United States.

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For more information, contact: Ira Gamm, vice president – investor and public relations, at (304) 760-2619.

Forward-Looking Statements

This press release contains certain statements that are forward-looking statements within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those implied in the forward-looking statements. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: market demand for coal, electricity and steel; availability of qualified workers;

future economic or capital market conditions; weather conditions or catastrophic weather-related damage; ICG’s production capabilities; the ongoing integration of Anker and CoalQuest into ICG’s business; the consummation of financing, acquisition or disposition transactions and the effect thereof on ICG’s business; ICG’s plans and objectives for future operations and expansion or consolidation; ICG’s relationships with, and other conditions affecting, ICG’s customers; the availability and cost of key supplies or commodities, such as diesel fuel, steel, explosives or tires; prices of fuels which compete with or impact coal usage, such as oil or natural gas; timing of reductions or increases in customer coal inventories; long-term coal supply arrangements; risks in coal mining; unexpected maintenance and equipment failure; environmental, safety and other laws and regulations, including those directly affecting ICG’s coal mining and production, and those affecting ICG’s customers’ coal usage; competition; railroad, barge, trucking and other transportation availability, performance and costs; employee benefits costs and labor relations issues; replacement of ICG’s reserves; ICG’s assumptions concerning economically recoverable coal reserve estimates; availability and costs of credit, surety bonds and letters of credit; title defects or loss of leasehold interests in ICG’s properties which could result in unanticipated costs or inability to mine these properties; future legislation and changes in regulations or governmental policies or changes in interpretations thereof, including with respect to safety enhancements; the impairment of the value of goodwill; the ongoing impact from the Sago mine accident; ICG’s liquidity, results of operations and financial condition; the adequacy and sufficiency of ICG’s internal controls and legal and administrative proceedings, settlements, investigations and claims. Forward looking statements made by ICG in this press release or elsewhere speak only as of the date on which the statements were made. See also the “Risk Factors” of our 2006 Annual Report on Form 10-K/A and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which are currently available on our website at www.intlcoal.com. New risks and uncertainties arise from time-to time, and it is impossible for ICG to predict these events or how they may affect ICG or its anticipated results. ICG has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date of issue, except as may be required by law.